KINGSTONE

FOR IMMEDIATE RELEASE

KINGSTONE DECLARES $0.0625 PER SHARE QUARTERLY DIVIDEND

Kingston, NY — February 8, 2016 – Kingstone Companies, Inc. (Nasdaq: KINS) today announced that its Board of Directors declared a quarterly dividend of $0.0625 per share payable on March 15, 2016 to shareholders of record at the close of business on February 29, 2016.

About Kingstone Companies, Inc.

Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York, New Jersey, Pennsylvania, Connecticut, and Texas. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

Forward-Looking Statement

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. More information about these factors can be found in Kingstone's filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Kingstone Companies, Inc.
Amanda Goldstein
Investor Relations Director
(845) 802-7900

-OR-

INVESTOR RELATIONS:
The Equity Group Inc.
Adam Prior
Senior Vice-President
(212) 836-9606 / aprior@equityny.com